UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2021

SELECT INTERIOR CONCEPTS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-38632	47-4640296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 1760 Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 701-4737

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Supplement to Definitive Proxy Statement

This is a supplement to the Definitive Proxy Statement on Schedule 14A filed by Select Interior Concepts, Inc., a Delaware corporation (the “Company” or “SIC”), with the Securities and Exchange Commission (the “SEC”) on September 15, 2021 (the “Definitive Proxy Statement”), and mailed to the Company’s stockholders in connection with the solicitation of proxies for use at a special meeting of the Company’s stockholders scheduled to be held on October 19, 2021.  The Definitive Proxy Statement is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth in this Current Report on Form 8-K. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings ascribed to those terms in the Definitive Proxy Statement.

As previously announced, on August 8, 2021, SIC entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among SIC, Astro Stone Intermediate Holding, LLC (“Parent”), a Delaware limited liability company and affiliate of Sun Capital Partners, Inc. (“Sun”), and Astro Stone Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”).  Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Subsidiary will be merged with and into SIC (the “Merger”) with SIC surviving the Merger as a wholly-owned subsidiary of Parent.

SIC believes that the Definitive Proxy Statement contains all material information required to be disclosed.

The following underlined language is added to the second sentence and as a new last sentence of the first full paragraph of the text on page 32 of the Definitive Proxy Statement under the heading “Background of the Merger”:

Of those 12 parties, eight parties, including Party B, entered into confidentiality agreements with customary terms.  The confidentiality agreement entered into with Party B contained standstill and “don’t ask, don’t waive” provisions.

The following underlined language is added to the first sentence of the fourth paragraph of the text on page 33 of the Definitive Proxy Statement under the heading “Background of the Merger”:

On March 4, 2021, SIC entered into a confidentiality agreement containing customary terms (including standstill and “don’t’ ask, don’t waive” provisions) with Party A, and Party A was granted access to the virtual data room and provided with the same information regarding SIC that had been provided to other interested parties in connection with the strategic alternatives process.

The following underlined language is added to the second sentence and as a new last sentence of the second full paragraph of the text on page 34 of the Definitive Proxy Statement under the heading “Background of the Merger”:

Of those, 31 parties, including Parties C and D, entered into confidentiality agreements with customary terms. The confidentiality agreements entered into with Parties C and D each contained standstill and “don’t ask, don’t waive” provisions.

The following underlined language is added to the last sentence of the fifth full paragraph of the text on page 35 of the Definitive Proxy Statement under the heading “Background of the Merger”:

Also on this date, SIC entered into a confidentiality agreement containing customary terms (including standstill and “don’t ask, don’t waive” provisions) with another interested private equity sponsor (“Party E”).

The following underlined language is added to the last sentence of the twelfth full paragraph of the text on page 35 of the Definitive Proxy Statement under the heading “Background of the Merger”:

SIC entered into a confidentiality agreement containing customary terms (including standstill and “don’t ask, don’t waive” provisions) with Party F, and Party F was provided with the same information regarding SIC that had been provided to the other interested parties.

The following underlined language is added to the first full paragraph of the text on page 46 of the Definitive Proxy Statement under the heading “Opinion of RBC Capital Markets, LLC – Financial Analyses – Selected Public Companies Analysis”:

Selected Public Companies Analysis. RBC Capital Markets performed a selected public companies analysis of the Company in which RBC Capital Markets reviewed certain financial and stock market information of the Company and the following seven selected publicly traded companies in the building products industry with equity market capitalizations (as of August 6, 2021) of approximately $1 billion or less that RBC Capital Markets in its professional judgment considered generally relevant for purposes of analysis, collectively referred to as the selected companies:

The following underlined language is added to the second sentence of the third full paragraph of the text on page 46 of the Definitive Proxy Statement under the heading “Opinion of RBC Capital Markets, LLC – Financial Analyses – Selected Public Companies Analysis”:

RBC Capital Markets then applied in its professional judgment selected ranges of calendar year 2021 and calendar year 2022 estimated adjusted EBITDA multiples derived from the selected companies of 6.0x to 10.0x and 6.0x to 9.5x, respectively, to corresponding data of the Company based on financial projections and other estimates of the Company’s management.

The following underlined language is added to the first paragraph of the text on page 47 of the Definitive Proxy Statement under the heading “Opinion of RBC Capital Markets, LLC – Financial Analyses – Selected Precedent Transactions Analysis”:

Selected Precedent Transactions Analysis. RBC Capital Markets performed a selected precedent transactions analysis of the Merger in which RBC Capital Markets reviewed, to the extent publicly available, certain financial information relating to the following 11 selected precedent transactions that RBC Capital Markets in its professional judgment considered generally relevant for purposes of analysis as transactions involving companies with operations in the building products industry, collectively referred to as the selected transactions:

The following underlined language is added to the second sentence of the third paragraph of the text on page 47 of the Definitive Proxy Statement under the heading “Opinion of RBC Capital Markets, LLC – Financial Analyses – Selected Precedent Transactions Analysis”:

RBC Capital Markets then applied in its professional judgment a selected range of LTM adjusted EBITDA multiples derived from the selected transactions of 9.0x to 11.0x to the Company’s LTM adjusted EBITDA (as of June 30, 2021).

The following underlined language is added to the second and third sentences in the last full paragraph of the text beginning at the bottom of page 47 and concluding at the top of page 48 of the Definitive Proxy Statement under the heading “Opinion of RBC Capital Markets, LLC – Financial Analyses – Discounted Cash Flow Analysis”:

RBC Capital Markets calculated terminal values for the Company by applying to the Company’s terminal year unlevered free cash flow a selected range of perpetuity growth rates of 2.0% to 3.0% selected based on RBC Capital Markets’ professional judgment and taking into account, among other factors, financial projections and other estimates of the Company’s management, such management’s long-term growth expectations for the industry and markets in which the Company operates and trends in the overall economy generally. The unlevered free cash flows and terminal values were then discounted to present value (as of June 30, 2021) using a selected range of discount rates of 13.0% to 15.0% derived from a weighted average cost of capital calculation.

The following underlined language is added to the second bullet of the first full paragraph of the text on page 48 of the Definitive Proxy Statement under the heading “Opinion of RBC Capital Markets, LLC – Certain Additional Information”:

•
publicly available research analysts’ forward stock price targets for Common Stock, which indicated a target stock price range for Common Stock of $13.00 to $15.00 per share (undiscounted) and $11.07 to $12.78 per share (discounted to present value as of August 6, 2021 at the Company’s estimated cost of equity).

The following underlined language and table are added to the first sentence of the third full paragraph of the text on page 52 of the Definitive Proxy Statement under the heading “Opinion of Truist Securities, Inc. – Financial Analyses – Selected Public Companies Analysis”:

Based upon its experience and judgment, and information provided by the Company, the overall low to high for the LTM and the calendar year ending 2021 estimated adjusted EBITDA multiples observed for selected companies were 3.0x to 9.9x (with a mean of 7.0x and a median of 7.6x) and 3.1x to 9.2x (with a mean of 6.9x and a median of 6.9x), respectively, as reflected more fully below:

Selected Companies	EV/LTM Adjusted EBITDA	EV/2021E Adjusted EBITDA
BlueLinx Holdings Inc.	3.0x	3.1x
Ceasarstone Ltd.	4.8x	5.9x
Interface, Inc.	9.3x	9.2x
Quanex Building Products Corporation	6.9x	6.5x
Tecnoglass Inc.	9.9x	9.1x
Hardwoods Distribution Inc	8.2x	7.3x

The following underlined language and table are added to the first sentence of the third paragraph of the text on page 53 of the Definitive Proxy Statement under the heading “Opinion of Truist Securities, Inc. – Financial Analyses – Selected Precedent Transactions Analysis”:

The overall low to high LTM adjusted EBITDA multiples observed for the selected transactions were 6.7x and 12.9x (with a median of 9.1x), as reflected more fully below:

Announcement Date	Acquiror	Target	EV/LTM Adjusted EBITDA
May 2021	An affiliate of Blackstone Inc.	Select Interior Concepts, Inc. - Residential Design Services segment	11.3x
February 2021	Funds managed by Blackstone Inc.	Interior Logic Group Holdings, LLC	11.3x
December 2020	Foundation Building Materials, Inc.	Beacon Roofing Supply, Inc. - Interior products and insulation businesses	11.7x
September 2019	Reece Limited	Todd Pipe & Supply, LLC	7.4x
September 2018	Industrea Acquisition Corp.	Concrete Pumping Holdings, Inc.	8.9x
April 2018	GMS Inc.	WSB Titan	9.2x
March 2018	BlueLinx Corporation	Cedar Creek Holdings, Inc.	6.9x
March 2018	TopBuild Corp.	United Subcontractors, Inc.	10.2x
October 2016	Installed Building Products, Inc.	Trilok Industries, Inc., Alpha Insulation and Waterproofing, Inc., and Alpha Insulation and Waterproofing Company	6.7x
August 2016	ABC Supply Co., Inc.	L&W Supply Corporation	12.9x
August 2016	Foundation Building Materials, Inc.	Superior Plus Corp. - Construction products division (Winroc-SPI)	8.8x
June 2016	An affiliate of Hardwoods Distribution Inc.	Rugby Acquisition, LLC - Rugby Architectural Building Products	8.6x

The following underlined language is added to the second and third sentences of the paragraph of the text beginning at the bottom of page 53 and concluding at the top of page 54 of the Definitive Proxy Statement under the heading “Opinion of Truist Securities, Inc. – Financial Analyses – Discounted Cash Flow Analysis”:

Truist Securities applied perpetuity growth rates ranging from 1.0% to 3.0%, taking into account its experience and professional judgment and factors such as financial projections and estimates of the Company’s management, including management’s long-term growth expectations for the industry and markets in which the Company operates and trends in the overall economy generally, to the year 2025 estimated unlevered free cash flow of the Company to calculate the terminal values of the Company. The net present values of the projected unlevered free cash flows and terminal values of the Company were then calculated using discount rates ranging from 10.7% to 11.6%, taking into account Truist Securities’ experience and professional judgment and an estimate of the Company’s weighted average cost of capital, which took into account, among other factors, the impact of estimated cost of equity, cost of debt, tax rates and capital structure.

The following underlined language is added as a new last sentence to the second full paragraph of the text on page 54 of the Definitive Proxy Statement under the heading “Opinion of Truist Securities, Inc. – Miscellaneous”:

Truist Securities and certain of its affiliates in the future may also provide investment banking, commercial banking and/or financial advisory services unrelated to the Merger to Sun and/or certain of its affiliates and portfolio companies, for which services Truist Securities and its affiliates may receive compensation.

The following underlined language is added under the headings “Litigation Related to the Merger” on pages 14 and 62 of the Definitive Proxy Statement:

As of the date of this proxy statement, no stockholder litigation related to the Merger Agreement has been brought against SIC or any members of the SIC Board.

Subsequent to the mailing of the Definitive Proxy Statement, six complaints related to the Merger Agreement were filed: Finger v. Select Interior Concepts, Inc., et al., No. 1:21-cv-04047 (N.D. Ga.); Harding v. Select Interior Concepts, Inc., et al., No. 1:21-cv-08119 (S.D.N.Y.); Jones v. Select Interior Concepts, Inc., et al., No. 1:21-cv-08138 (S.D.N.Y.); O’Neill v. Select Interior Concepts, Inc. et al., No. 1:21-cv-01400 (D. Del.); Romero v. Select Interior Concepts, Inc., et al., No. 1:21-cv-05539 (E.D.N.Y.); Whitfield v. Select Interior Concepts, Inc., No. 2:21-cv-04329 (E.D. Pa.).  The complaints are brought by purported putative stockholders against SIC and members of the SIC Board.  Among other things, the complaints allege that the Definitive Proxy Statement omits and/or misrepresents material information regarding the Merger in violation of the Exchange Act and the rules and regulations promulgated thereunder.  The plaintiffs in these cases seek various forms of relief, including unspecified monetary damages, legal fees, and injunctive relief enjoining consummation of the Merger.

The defendants, including SIC and the SIC Board, believe that the claims asserted in these lawsuits are without merit.  Nonetheless, the outcome of these lawsuits cannot be predicted with any certainty.

Cautionary Forward-Looking Statements

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this report contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in the Company’s filings with the SEC. The matters discussed in this report may also involve risks and uncertainties concerning the Company’s services described in the Company’s filings with the SEC. In particular, see the risk factors described in the Company’s most recent Form 10-K and Form 10-Q. Additional factors may include the effect of the announcement of the Merger and related transactions on the Company’s business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, and the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee to Parent; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement; and the failure to satisfy conditions to completion of the Merger, including the receipt of all required regulatory clearances related to the Merger. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the Company’s ongoing obligations to disclose material information as required by the federal securities laws, the Company does not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of SIC by Parent.

In connection with the Merger, SIC has filed a definitive proxy statement (and any amendments or supplements thereto) with the SEC. SIC’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. SIC stockholders may obtain a free copy of the proxy statement and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, SIC stockholders are able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by SIC are available free of charge on SIC’s website at www.selectinteriorconcepts.com or by contacting SIC’s Investor Relations Department by email at ir@sicinc.com at or by phone at (470) 548-7370.

Participants in the Solicitation

SIC and its directors, executive officers and other members of its management and employees as well as Sun and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the Merger. Information about SIC’s directors and officers and their ownership of SIC’s common stock is set forth in the proxy statement. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the Merger, including the interests of SIC’s directors and executive officers in the Merger, which may be different than those of SIC stockholders generally, by reading the proxy statement, which was filed with the SEC on September 15, 2021, and other materials relating to the Merger filed with the SEC. Investors should read such materials carefully before making any voting or investment decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2021	SELECT INTERIOR CONCEPTS, INC.

	By:	/s/ L.W. Varner, Jr.
Name: L.W. Varner, Jr.
Title: Chief Executive Officer